Exhibit 10.78

FIRST AMENDMENT
                 TO EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to that certain Employment Agreement by and between Sprint Corporation and Brandon Dow Draper, effective as of September 6, 2013 (the “Agreement”), is made and entered into February 21, 2014 (the “Amendment Effective Date”). Certain capitalized term shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, as of the Amendment Effective Date, the Company and the Executive hereby amend Section 8, Place of Performance, of the Agreement by adding the language underlined below:

8.    Place of Performance. In connection with his employment by the Company, the Executive shall be based at the principal executive offices of the Company in the vicinity of Overland Park, Kansas (the “Place of Performance”), except for travel reasonably required for Company business. The Executive will relocate the Executive’s residence to the area surrounding the Executive’s Place of Performance, in accordance with the Company’s relocation policy applicable to senior executives (plus tax assistance with respect to the Company’s payment of state home sale transaction expenses), on or before January 1, 2014. If the Company relocates the Executive’s Place of Performance more than 50 miles from his Place of Performance prior to such relocation, the Executive shall relocate to a residence within the greater of (a) 50 miles of such relocated Place of Performance or (b) such total miles that do not exceed the total number of miles the Executive commuted to his Place of Performance prior to relocation of the Executive’s Place of Performance. To the extent the Executive relocates his residence as provided in this Section 8, the Company will pay or reimburse the Executive’s relocation expenses in accordance with the Company’s relocation policy applicable to senior executives.
In all other respects, the terms, conditions and provisions of the Agreement shall remain the same.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, effective as of the day and year first written above.

SPRINT CORPORATION

/s/ SANDRA PRICE
By: Sandra J. Price
Senior Vice President, Human Resources

EXECUTIVE

/s/ BRANDON DOW DRAPER
Brandon Dow Draper